SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest reported): August 15, 2003

                            Futomic Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

               000-31361                            22-3720628
       (Commission File Number)         (IRS Employer Identification No.)

                                 7627-83 Avenue
                        Edmonton, Alberta, Canada T6C 1A2
               (Address of Principal Executive Offices)(Zip Code)

                                 (780) 722-1104
              (Registrant's Telephone Number, Including Area Code)

                            3DLP International, Inc.
                4400 Route 9 South, 2nd Floor, Freehold, NJ 07728
          (Former Name or Former Address, if Changed Since Last Report)




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FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2003 (the "Effective Date"), pursuant to a Stock Purchase Agreement and Share Exchange between us, and all of the shareholders of Selectrics Corporation ("Selectrics"), a Delaware corporation, we acquired all of the shares of Selectrics from the Selectrics shareholders in consideration for the issuance of a total of 11,371,000 shares of our common stock to the Selectrics shareholders. Selectrics owns the rights to two patent applications of a prototype for a Laser Projection Technology, used for the display of 3D images. Pursuant to the Agreement, Selectrics became our wholly owned subsidiary. The acquisition was approved by the unanimous consent of our Board of Directors on August 15, 2003.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Stock Purchase Agreement, we acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Selectrics Corporation in exchange for a total of 11,371,000 shares of our common stock.
Pursuant to the Agreement, Selectrics became our wholly owned subsidiary.

Selectrics
----------

Selectrics has exclusive rights to the Laser Projection technology, an early stage prototype that is used for the display of 3D images such as those generated by computer assisted modeling (Cad) software programs and 3D digital image capture systems such as LADAR and MRI.

The soft technology assets consist of two patent applications. The hardware prototype technology consists of a freestanding display that includes laser diode systems, laser power supplies, heating chamber, pump equalization system and a clear viewing volumetric display. The prototype is a work in progress with several features implemented and several additional features still to be implemented.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On August 15, 2003, we issued 11,371,000 shares of our common stock to Selectrics shareholders, in exchange for all of the issued and outstanding shares of Selectrics, pursuant to a Stock Purchase Agreement. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the Selectrics shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

         None.

(b) Pro Forma Financial Information.


         None.

 (c) Exhibits.

10.1     Stock Purchase Agreement*

         Filed with the Form 13Ds with the SEC on August 8, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FUTOMIC INDUSTRIES, INC.


                                    By:  /s/ Ken Tetterington
                                    -----------------------------------
                                             Ken Tetterington
                                             President

December 8, 2004